Exhibit 99.1
Asana Announces Second Quarter Fiscal 2025 Results

Record multi-year deals signed
Delivered $15.9M in operating cash flow and $12.8M in free cash flow
Customers spending $100,000 or more on an annualized basis grew 17% year over year

September 3, 2024 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform, today reported financial results for its second quarter fiscal 2025 ended July 31, 2024.

“In Q2, Asana continued to execute on our enterprise transition and make significant strides in AI. We're seeing momentum in key areas, including 17% growth in customers spending over $100,000, success in key verticals, and a record number of multi-year deals," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “We're at a pivotal moment where AI has enormous potential to revolutionize work management. We are clearly moving in the right direction and are well-positioned to capitalize on the consolidation opportunity in the enterprise market.”

Second Quarter Fiscal 2025 Financial Highlights

•Revenues: Revenues were $179.2 million, an increase of 10% year over year.
•Operating Loss: GAAP operating loss was $76.8 million, or 43% of revenues, compared to GAAP operating loss of $73.4 million, or 45% of revenues, in the second quarter of fiscal 2024. Non-GAAP operating loss was $15.7 million, or 9% of revenues, compared to non-GAAP operating loss of $10.4 million, or 6% of revenues, in the second quarter of fiscal 2024.
•Net Loss: GAAP net loss was $72.2 million, compared to GAAP net loss of $71.4 million in the second quarter of fiscal 2024. GAAP net loss per share was $0.31, compared to GAAP net loss per share of $0.33 in the second quarter of fiscal 2024. Non-GAAP net loss was $11.1 million, compared to non-GAAP net loss of $8.4 million in the second quarter of fiscal 2024. Non-GAAP net loss per share was $0.05, compared to non-GAAP net loss per share of $0.04 in the second quarter of fiscal 2024.
•Cash Flow: Cash flows from operating activities were $15.9 million, compared to $20.2 million in the second quarter of fiscal 2024. Free cash flow was $12.8 million, compared to $14.6 million in the second quarter of fiscal 2024.

Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 22,948 in Q2, an increase of 10% year over year. Revenues from Core customers in Q2 grew 11% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q2 grew to 649, an increase of 17% year over year.
•Overall dollar-based net retention rate in Q2 was 98%.
•Dollar-based net retention rate for Core customers in Q2 was 99%.
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q2 was 103%.
•Launched Asana AI teammates, adaptable artificial intelligence collaborators that help teams maximize their impact and achieve goals faster, along with other Asana AI tools released for general availability in July.
•Published the 2024 State of AI at Work report by the Work Innovation Lab to explore how AI is shaking up knowledge work.

Exhibit 99.1
•Hosted global Work Innovation Summits in San Francisco and Paris – bringing together customers and leaders to explore the future of work in the age of AI.
•Selected as a finalist for the 2024 Innovation by Design award by Fast Company, which honors spaces, systems, or products that deliver an innovative and compelling user experience, specifically to honor our work on the Asana Work Graph®.
•Recognized in two workplace awards, including Fortune's Great Place to Work Bay Area list for the eighth year and Inc.'s Best Workplaces for the seventh consecutive year.
•Published our fiscal year 2024 Environmental, Social, and Governance (ESG) report, highlighting Asana's continued progress on key ESG commitments, furthering the company's position as a leader in workplace culture, product vision, and responsible business practices.

Financial Outlook

For the third quarter of fiscal 2025, Asana expects:

•Revenues of $180.0 million to $181.0 million, representing year over year growth of 8% to 9%.
•Non-GAAP operating loss of $19.0 million to $18.0 million, with 10% operating loss margin at the midpoint.
•Non-GAAP net loss per share of $0.07, assuming basic and diluted weighted average shares outstanding of approximately 227 million.

For fiscal 2025, Asana expects:

•Revenues of $719.0 million to $721.0 million, representing year over year growth of 10%.
•Non-GAAP operating loss of $58.0 million to $55.0 million, with 8% operating loss margin at the midpoint.
•Non-GAAP net loss per share of $0.20 to $0.19, assuming basic and diluted weighted average shares outstanding of approximately 227 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its second quarter fiscal year 2025 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking

Exhibit 99.1
statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches, Asana’s outlook for the fiscal quarter ending October 31, 2024 and the full fiscal year ending January 31, 2025, Asana’s outlook for free cash flow, expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Exhibit 99.1
Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include charges for impairment of long-lived assets. Non-recurring expenses include costs related to restructuring. Asana believes the exclusion of certain non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters and costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow excludes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Exhibit 99.1

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana, the #1 AI work management platform, is where work connects to goals. Over 150,000 customers like Amazon, Accenture, and Suzuki rely on Asana to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profiles (@asana and @moskov) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenues	$179,212	$162,455	$351,660	$314,866
Cost of revenues(1)	19,987	16,232	37,791	31,079
Gross profit	159,225	146,223	313,869	283,787
Operating expenses:
Research and development(1)	91,151	84,371	173,942	160,687
Sales and marketing(1)	108,649	96,448	212,981	189,685
General and administrative(1)	36,222	38,787	69,912	72,043
Total operating expenses	236,022	219,606	456,835	422,415
Loss from operations	(76,797)	(73,383)	(142,966)	(138,628)
Interest income and other income (expense), net	6,760	4,165	11,120	9,831
Interest expense	(955)	(968)	(1,897)	(1,935)
Loss before provision for income taxes	(70,992)	(70,186)	(133,743)	(130,732)
Provision for income taxes	1,197	1,228	2,168	2,150
Net loss	$(72,189)	$(71,414)	$(135,911)	$(132,882)
Net loss per share:
Basic and diluted	$(0.31)	$(0.33)	$(0.59)	$(0.61)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	229,760	219,004	228,430	217,730
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cost of revenues	$393	$442	$676	$764
Research and development	34,045	31,047	60,785	54,544
Sales and marketing	17,249	16,321	32,497	27,854
General and administrative	8,420	8,395	14,789	14,541
Total stock-based compensation expense	$60,107	$56,205	$108,747	$97,703

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$219,400	$236,663
Marketable securities	302,224	282,801
Restricted cash	455	—
Accounts receivable, net	65,066	88,327
Prepaid expenses and other current assets	53,194	51,925
Total current assets	640,339	659,716
Property and equipment, net	95,742	96,543
Operating lease right-of-use assets	182,261	181,731
Other assets	27,034	23,970
Total assets	$945,376	$961,960
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,834	$6,907
Accrued expenses and other current liabilities	72,598	75,821
Deferred revenue, current	285,508	265,306
Operating lease liabilities, current	21,200	19,179
Total current liabilities	393,140	367,213
Term loan, net	41,142	43,618
Deferred revenue, noncurrent	3,684	5,916
Operating lease liabilities, noncurrent	212,855	215,084
Other liabilities	2,638	3,733
Total liabilities	653,459	635,564
Stockholders' equity
Common stock	2	2
Additional paid-in capital	1,942,911	1,821,216
Accumulated other comprehensive loss	(778)	(236)
Accumulated deficit	(1,650,218)	(1,494,586)
Total stockholders’ equity	291,917	326,396
Total liabilities and stockholders’ equity	$945,376	$961,960

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(72,189)	$(71,414)	$(135,911)	$(132,882)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for expected credit losses	173	652	372	1,389
Depreciation and amortization	4,279	3,588	8,293	6,876
Amortization of deferred contract acquisition costs	6,406	5,432	12,493	10,303
Stock-based compensation expense	60,107	56,205	108,747	97,703
Net accretion of discount on marketable securities	(1,725)	(488)	(3,556)	(932)
Non-cash lease expense	4,436	4,781	8,888	10,044
Impairment of long-lived assets	—	5,009	—	5,009
Amortization of discount on revolving credit facility and term loan issuance costs	31	30	61	60
Changes in operating assets and liabilities:
Accounts receivable	34,646	31,910	22,914	14,658
Prepaid expenses and other current assets	(9,196)	(4,432)	(13,598)	(9,057)
Other assets	(2,187)	467	(3,081)	1,348
Accounts payable	(77)	(3,231)	6,369	(3,245)
Accrued expenses and other liabilities	3,810	(800)	(6,373)	(14,217)
Deferred revenue	(7,881)	(2,814)	17,970	27,536
Operating lease liabilities	(4,775)	(4,663)	(9,628)	(8,954)
Net cash provided by operating activities	15,858	20,232	13,960	5,639
Cash flows from investing activities
Purchases of marketable securities	(36,642)	—	(107,126)	(139,294)
Maturities of marketable securities	39,796	16,526	91,296	18,141
Purchases of property and equipment	(1,690)	(4,100)	(2,692)	(5,966)
Capitalized internal-use software costs	(1,408)	(1,527)	(2,783)	(2,348)
Net cash provided by (used in) investing activities	56	10,899	(21,305)	(129,467)
Cash flows from financing activities
Repayment of term loan	(1,250)	(1,250)	(1,250)	(1,875)
Repurchases of common stock	(19,022)	—	(19,022)	—
Proceeds from exercise of stock options	1,044	1,275	2,129	3,073
Proceeds from employee stock purchase plan	—	—	8,866	8,558
Taxes paid related to net share settlement of equity awards	—	(7)	(4)	(7)
Net cash provided by (used in) financing activities	(19,228)	18	(9,281)	9,749
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	1,120	314	(182)	1,213
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,194)	31,463	(16,808)	(112,866)
Cash, cash equivalents, and restricted cash
Beginning of period	222,049	382,234	236,663	526,563
End of period	$219,855	$413,697	$219,855	$413,697

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$159,225	$146,223	$313,869	$283,787
Plus: stock-based compensation and related employer payroll tax associated with RSUs	399	456	691	791
Non-GAAP gross profit	$159,624	$146,679	$314,560	$284,578
GAAP gross margin	88.8%	90.0%	89.3%	90.1%
Non-GAAP adjustments	0.3%	0.3%	0.2%	0.3%
Non-GAAP gross margin	89.1%	90.3%	89.5%	90.4%
Reconciliation of operating expenses
GAAP research and development	$91,151	$84,371	$173,942	$160,687
Less: stock-based compensation and related employer payroll tax associated with RSUs	(34,689)	(32,078)	(62,478)	(56,628)
Non-GAAP research and development	$56,462	$52,293	$111,464	$104,059
GAAP research and development as percentage of revenue	50.9%	51.9%	49.5%	51.0%
Non-GAAP research and development as percentage of revenue	31.5%	32.2%	31.7%	33.0%

GAAP sales and marketing	$108,649	$96,448	$212,981	$189,685
Less: stock-based compensation and related employer payroll tax associated with RSUs	(17,516)	(16,809)	(33,233)	(28,693)
Adjustment for: restructuring (costs) benefit	—	—	—	173
Non-GAAP sales and marketing	$91,133	$79,639	$179,748	$161,165
GAAP sales and marketing as percentage of revenue	60.6%	59.4%	60.6%	60.2%
Non-GAAP sales and marketing as percentage of revenue	50.9%	49.0%	51.1%	51.2%

GAAP general and administrative	$36,222	$38,787	$69,912	$72,043
Less: stock-based compensation and related employer payroll tax associated with RSUs	(8,535)	(8,666)	(15,136)	(15,015)
Less: impairment of long-lived assets	—	(5,009)	—	(5,009)
Adjustment for: restructuring (costs) benefit	—	—	—	(26)
Non-GAAP general and administrative	$27,687	$25,112	$54,776	$51,993
GAAP general and administrative as percentage of revenue	20.2%	23.9%	19.9%	22.9%
Non-GAAP general and administrative as percentage of revenue	15.4%	15.5%	15.6%	16.5%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(76,797)	$(73,383)	$(142,966)	$(138,628)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	61,139	58,009	111,538	101,127
Plus: impairment of long-lived assets	—	5,009	—	5,009
Adjustment for: restructuring costs (benefit)	—	—	—	(147)
Non-GAAP loss from operations	$(15,658)	$(10,365)	$(31,428)	$(32,639)
GAAP operating margin	(42.9)%	(45.2)%	(40.7)%	(44.0)%
Non-GAAP adjustments	34.2%	38.8%	31.8%	33.6%
Non-GAAP operating margin	(8.7)%	(6.4)%	(8.9)%	(10.4)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Reconciliation of net loss
GAAP net loss	$(72,189)	$(71,414)	$(135,911)	$(132,882)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	61,139	58,009	111,538	101,127
Plus: impairment of long-lived assets	—	5,009	—	5,009
Adjustment for: restructuring costs (benefit)	—	—	—	(147)
Non-GAAP net loss	$(11,050)	$(8,396)	$(24,373)	$(26,893)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.31)	$(0.33)	$(0.59)	$(0.61)
Non-GAAP adjustments to net loss	0.26	0.29	0.48	0.48
Non-GAAP net loss per share, basic	$(0.05)	$(0.04)	$(0.11)	$(0.13)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	229,760	219,004	228,430	217,730

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Computation of free cash flow
Net cash provided by (used in) investing activities	$56	$10,899	$(21,305)	$(129,467)
Net cash provided by (used in) financing activities	$(19,228)	$18	$(9,281)	$9,749
Net cash provided by operating activities	$15,858	$20,232	$13,960	$5,639
Less: purchases of property and equipment	(1,690)	(4,100)	(2,692)	(5,966)
Less: capitalized internal-use software costs	(1,408)	(1,527)	(2,783)	(2,348)
Plus: restructuring costs paid	—	—	—	707
Free cash flow	$12,760	$14,605	$8,485	$(1,968)